UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 30, 2009

                              CONCORD CAMERA CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         New Jersey                       0-17038                 13-3152196
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)

         4000 Hollywood Boulevard, North Tower, Hollywood, Florida 33021
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (954) 331-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard; Transfer of Listing.

In connection with the previously announced approval of Concord Camera Corp.'s (the "Company") Plan of Dissolution and Liquidation (the "Plan of Liquidation") by the Company's shareholders at the Annual Meeting of Shareholders on December 18, 2008, on January 30, 2009, the Company notified the NASDAQ Stock Market ("NASDAQ") of its intent to voluntarily delist its common stock from the NASDAQ Global Market. The Company currently anticipates that, on or about February 9, 2009, it will file with the Securities and Exchange Commission and NASDAQ a Form 25 relating to the delisting of its common stock. The Company expects that trading in the Company's common stock will be suspended on the date the Form 25 is filed, with the official delisting of its common stock becoming effective ten days thereafter. Accordingly, the Company anticipates that trading of its common stock on the NASDAQ Global Market will be suspended on or about February 9, 2009 and that its common stock will be delisted from the NASDAQ Global Market on or about February 19, 2009.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit     Description
No.         of Exhibit
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99.1        Press Release of the Company, dated January 30, 2009

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           CONCORD CAMERA CORP.

Date: January 30, 2009                     By: /s/ Scott L. Lampert
                                               ---------------------------------
                                               Scott L. Lampert, Vice President,
                                               General Counsel and Secretary